Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

dated as of March 11, 2024

by and among

LEXICON PHARMACEUTICALS, INC.

and

THE PURCHASERS PARTY HERETO

i

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 11, 2024 (the “Execution Date”), is by and between Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on Exhibit A attached hereto (each a “Purchaser” and collectively the “Purchasers”). Capitalized terms used but not defined have the meanings ascribed to them in Section 5.9 of this Agreement.

RECITALS

WHEREAS, each Purchaser, severally and not jointly, proposes to buy from the Company, and the Company proposes to issue and sell to the Purchasers, certain shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in reliance on the exemption from registration afforded by the provisions of Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 of Regulation D (“Regulation D”), and subject to the terms and conditions set forth in this Agreement and with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designations of the Company in the form attached hereto as Exhibit B (the “Certificate of Designations”);

WHEREAS, the shares of Preferred Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Purchased Stock,” and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Purchased Stock shall be referred to as the “Conversion Stock”; and

WHEREAS, the Company has agreed to provide the Purchasers with certain registration rights with respect to the Conversion Stock acquired pursuant hereto.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

Section 1.1 Purchase and Sale. On the terms and subject to the conditions herein, at the Closing (as defined below), the Company agrees to issue and sell to the Purchasers, and the Purchasers agree to purchase from the Company, severally and not jointly, the number of shares of Preferred Stock set forth opposite the name of such Purchaser under the heading “Number of Preferred Stock to be Purchased” on Exhibit A attached hereto (the “Schedule of Purchasers”) at a purchase price of $108.50 per share of Preferred Stock (the “Per Share Purchase Price”) and such Per Share Purchase Price multiplied by the number of shares of Preferred Stock purchased by a Purchaser, the “Subscription Amount”). The purchase and sale of the Purchased Stock pursuant to this Section 1.1 is referred to as the “Purchase.”

Section 1.2 Closing. Subject to the terms and conditions hereof, the closing of the Purchase (the “Closing”) shall be effected remotely by the exchange of signatures, documents and funds, as and to the extent applicable, by electronic transmission or similar means on March 13, 2024, or at such other time and place as the Company and Purchasers agree (the “Closing Date”). Upon (v) satisfaction or (vi) waiver by the party or parties entitled to the benefit thereof, of the conditions set forth in Section 1.3, at the Closing, each Purchaser shall deliver to the Company the Purchase Price by wire transfer of U.S. dollars in immediately available funds to an account of the Company designated in writing by the Company to such Purchaser. At the Closing, the Company shall, in accordance with this Agreement, deliver to each Purchaser (A) the number of shares of Purchased Stock registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions) with the transfer agent of the Company (the “Transfer Agent”) in book entry form, free and clear of any Liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the amount set forth opposite the name of such Purchaser under the heading “Number of Preferred Stock to be Purchased” in the Schedule of Purchasers and (B) written notice from the Company or its transfer agent evidencing the issuance to the Purchaser of the number of shares of Purchased Stock set forth opposite the name of such Purchaser under the heading “Number of Preferred Stock to be Purchased” in the Schedule of Purchasers on and as of the Closing Date. Notwithstanding the foregoing, if Purchaser informs the Company that it is a mutual fund subject to regulations related to the timing of funding and the issuance of securities, or has internal policies and/or procedures relating to the timing of funding and the issuance of securities, such Purchaser shall not be required to wire its Purchase Price until it confirms receipt of a book-entry statement from the Transfer Agent evidencing the issuance of the Purchased Stock to such Purchaser on and as of the Closing Date.

Section 1.3 Closing Conditions.

(a) The obligation of each Purchaser, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by such Purchaser (as to itself only) and the Company (acting at the direction of the board of directors of the Company (the “Board”)) at or prior to the Closing of each of the following conditions:

(i) there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”), nor any Law restraining, precluding, enjoining, making illegal or otherwise prohibiting, the consummation of the transactions contemplated by this Agreement; and

(ii) there shall not be pending any suit, action or proceeding by any Governmental Entity seeking to restrain, preclude, enjoin, make illegal or otherwise prohibit the transactions contemplated by this Agreement.

(b) The obligation of each Purchaser to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by such Purchaser (as to itself only) at or prior to the Closing of each of the following conditions:

(i) the representations and warranties of the Company set forth herein shall be true and correct in all respects as of the Execution Date and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date);

(ii) the Company shall have performed and complied in all material respects with its covenants, obligations and agreements required to be performed or complied with by it pursuant to this Agreement at or prior to the Closing;

(iii) as of the Closing Date, no event shall have occurred or condition or circumstance shall exist which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect;

(iv) the Company shall have filed Notification: Listing of Additional Shares with the Nasdaq Global Select Market (the “Exchange”) for the listing of the Conversion Stock, and the Exchange shall have raised no objections to such notice or the transactions contemplated hereby;

(v) from the Execution Date to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Exchange, nor shall suspension have been threatened either (A) in writing by the SEC or the Exchange or (B) by falling below the minimum maintenance requirements of the Exchange, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service;

(vi) each Purchaser shall have received the executed legal opinion of Vinson & Elkins L.L.P., dated as of the Closing Date, addressed to such Purchaser, in a form reasonably acceptable to the Purchasers;

(vii) the delivery by the Company of the items set forth in Section 1.4;

(viii) the Closing of the purchase of Preferred Stock by each Purchaser shall occur substantially concurrently and the Company shall have received at least the Financing Amount at Closing; and

(ix) the Company shall have adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations in the form attached hereto as Exhibit B, and the Certificate of Designations shall have become effective as an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Charter”).

(c) The obligation of the Company to sell and issue the Purchased Stock and effect the Closing as to any Purchaser is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company (acting at the direction of the Board) at or prior to the Closing of each of the following conditions:

(i) the representations and warranties of such Purchaser set forth herein shall be true and correct in all material respects (other than any such representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) as of the Execution Date and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to a specified date, in which case as of such specified date);

(ii) such Purchaser shall have performed and complied in all material respects with its covenants, obligations and agreements required to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

Section 1.4 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) evidence in book-entry form of the number of shares of Preferred Stock set forth opposite the name of such Purchaser under the heading “Number of Preferred Stock to be Purchased” in the Schedule of Purchasers, registered in the name of such Purchaser;

(iii) evidence of the filing and acceptance of the Certificate of Designations from the Secretary of State of Delaware; and

(iv) a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that (A) the representations and warranties of the Company in Section 2.1 hereof are true and correct as of the date of this Agreement, and as of and as if made on the Closing Date, (B) all obligations, covenants and agreements to be performed or complied with by the Company at or prior to the Closing have been performed or complied with by it, and (C) all of the conditions set forth in Section 1.3(a) and Section 1.3(b) have been satisfied, in form and substance reasonably acceptable to the Purchasers;

(v) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying as to (A) the Charter, including evidence of the filing and acceptance of the Certificate of Designations from the Secretary of State of Delaware, (B) the Company’s bylaws, (C) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated hereby; and (D) a good standing certificate for the Company, issued by the Secretary of State of the State of Delaware, dated not more than five (5) business days prior to the Closing Date; and

(vi) the Company’s wire instructions at least one (1) business day prior to the Closing Date.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by such Purchaser; and

(ii)	the Purchase Price attributable to such Purchaser by wire transfer to the account specified in the Company’s wire instructions delivered pursuant to Section 1.4(a)(iv).

(iii)

(A) in the case of each Purchaser other than Artal International S.C.A. (“Artal”), Braidwell Partners Master Fund LP (“Braidwell”) and Citadel CEMF Investments LTD. (“Citadel”), a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 certifying as to a complete exemption from backup withholding and (B) in the case of Artal, Braidwell and Citadel, a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-8.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchasers, and to the Placement Agents, as of the Execution Date and as of the Closing Date as follows:

(a) Organization and Authority.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties, to conduct its business as described in the SEC Documents (as defined below) and to enter into and perform its obligations under this Agreement except to the extent that the failure to be in good standing or have such power or authority would not have or reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have or would not reasonably be expected to have a material adverse effect upon the business, prospects, properties, operations, management, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Company Material Adverse Effect”).

(ii) Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the SEC Documents except to the extent that the failure to be in good standing or have such power or authority would not have or reasonably be expected to have a Company Material Adverse Effect. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to have a Company Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of subsidiaries that are limited liability companies, as such nonassessability may be limited by the Delaware Limited Liability Company Act) and, except as otherwise disclosed in the SEC Documents, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim (except for such liens described in the SEC Documents). The Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a significant subsidiary as defined under Rule 1-02 of Regulation S-X other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K.

(b) Capitalization.

(i) As of March 7, 2024, the Company had 300,000,000 shares of Common Stock authorized of which 246,236,753 shares of Common Stock were issued and outstanding, and an additional 867,973 shares of Common Stock that are issued and held in treasury, and 5,000,000 shares of preferred stock authorized, none of which were issued and outstanding. The Common Stock conforms in all material respects to the description thereof contained in the SEC Documents. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the SEC Documents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, other than those that have been satisfied hereby or by the separate agreement with any holder of such right.

(ii) The Purchased Stock being purchased by the Purchasers hereunder will be duly authorized by the Company pursuant to the Charter and the Certificate of Designations prior to the Closing and, when issued and delivered by the Company to the Purchasers against payment therefor in accordance with the terms of this Agreement and the terms of the Purchased Stock, will be validly issued, fully paid and non-assessable and will be free of preemptive rights except as have been satisfied, or any Liens and restrictions on transfer, other than (A) restrictions on transfer under applicable state and federal securities laws and (B) such Liens as are created by such Purchaser. The Conversion Stock issuable upon conversion of the Purchased Stock, when issued and delivered to the Purchaser upon conversion of the Purchased Stock in accordance with the Certificate of Designations, will be validly issued, fully paid and non-assessable and will be free of preemptive rights except as have been satisfied or any Liens and restrictions on transfer, other than (1) restrictions on transfer under applicable state and federal securities laws and (2) such Liens as are created by such Purchaser. The respective rights, preferences, privileges and restrictions of the Purchased Stock and the Conversion Stock are as stated in the Charter (including the Certificate of Designations).

(c) Authorization.

(i) The Company has the power and authority to enter into this Agreement and to perform its obligations, including to sell the Purchased Stock, as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (B) principles of equity, whether considered at law or equity.

(ii) Neither the issue and sale of the Purchased Stock nor the consummation of any other of the transactions contemplated by this Agreement, nor the execution, delivery and performance of this Agreement by the Company, nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(iii) Other than the Requisite Stockholder Approval and the filing of the Certificate of Designations, all consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably expected to have a Company Material Adverse Effect.

(d) Sale of Securities. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2.2, the issuance and sale of the Purchased Stock to the Purchasers pursuant to this Agreement and the issuance of the Conversion Stock upon conversion are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and neither the Company nor, to the knowledge of the Company, any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption.

(e) SEC Documents; Financial Statements.

(i) The Company has timely filed with the U.S. Securities and Exchange Commission (“SEC”) all forms, registration statements, reports, certifications, prospectuses, proxy statements, schedules, statements and other documents required to be filed by it since January 1, 2023 under the Securities Act, Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other federal securities laws (“Required SEC Documents”). The Required SEC Documents, together with all forms, registration statements, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed on a voluntary basis by the Company with the SEC since such date are herein collectively referred to as, the “SEC Documents.” There are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

(ii) The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial or accounting executive officer by others within those entities, within the time periods specified in the SEC’s rules and forms; (B) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (C) are effective in all material respects to perform the functions for which they were established.

(iii) The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly present the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(iv) Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v) The SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Financial Statements”), at the time filed, (A) complied as to form in all material respects with applicable requirements of federal securities laws and with the published rules and regulations of the SEC with respect thereto, (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) in the case of the Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and subject, in the case of interim financial statements, to normal year-end adjustments, and (D) in the case of the Financial Statements, fairly present in all material respects the consolidated financial condition, results of operations, and cash flows of the Company as of the dates and for the periods indicated therein. As of the Execution Date, the SEC Documents, taken as a whole, do not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) No stop order suspending the effectiveness of any Registration Statement filed by the Company shall have been issued and no proceeding for that purpose, and no similar proceedings shall have been initiated or threatened in writing by the SEC or its staff.

(f) Undisclosed Liabilities; Absence of Changes. Subsequent to the respective dates as of which information is given in the SEC Documents, since the date of the most recent Financial Statements included in the SEC Documents: (i) there has been no Company Material Adverse Effect, or any development that could be reasonably expected to have a Company Material Adverse Effect, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g) Independent Registered Public Accounting Firm. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (which is included in the SEC Documents), is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(h) Brokers and Finders. Except for fees payable by the Company to the Placement Agents, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(i) Investment Company Act. The Company is not, and will not be, after giving effect to the offering and sale of the Purchased Stock and the application of the net proceeds therefrom, will not be an “investment company” under the Investment Company Act of 1940, as amended.

(j) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and listed on the Exchange and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the SEC or the Exchange is contemplating terminating such registration or listing. The Company is in compliance in all material respects with all applicable listing requirements of the Exchange.

(k) Form S-3 Eligibility. As of the Execution Date, the Company is eligible to register the Conversion Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

(l) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m) Money Laundering. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(n) Sanctions Compliance. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson Regions (collectively, the “Sanctioned Countries”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(o) No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Purchased Stock.

(p) No Integrated Offering. Neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transaction contemplated hereby or would require registration of the Purchased Stock under the Securities Act.

(q) No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except (i) for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable and (ii) no such representation is made with respect to the Placement Agents, or any of their general partners, managing members, directors, executive officers or other officers. Other than the Placement Agents, the Company is not aware of any Person (other than any Company Covered Person) that has been paid or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Purchased Stock pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of the disclosures provided thereunder.

(r) Shell Company. The Company is not, and never has been, an issuer that meets the description set forth under Rule 144(i)(1)(i).

(s) Tax Status. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its subsidiaries (i) have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and (ii) have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with generally accepted accounting principles.

(t) Cybersecurity. The Company’s and its subsidiaries’ information technology assets and equipment, computers, on-premise and remote systems, networks, hardware, and databases (collectively, “IT Systems”) are reasonably adequate for the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained and continue to maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, or bank account information; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data,” “personal information,” or similar term as defined by CCPA (as defined below), CPRA (as defined below), GDPR (as defined below) or any other applicable Privacy Laws; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that, either alone or in combination with another piece of information, allows for the identification of such natural person, his or her family or household, or a device, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation, and together with all proprietary or confidential information of the Company, “Sensitive Data.” In the past three years, there have been no breaches, violations, outages or unauthorized uses of or accesses to such Sensitive Data or IT Systems, except for those that have been remedied without material cost or liability or the duty to notify any other person or governmental authority under Privacy Laws (as defined below).

(u) Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable foreign, state and federal data privacy and security laws and regulations, including without limitation HIPAA, the European Union General Data Protection Regulation (EU 2016/679) and the United Kingdom General Data Protection Regulation, and all state privacy laws (including the California Consumer Privacy Act, California Privacy Rights Act and similar laws in any other states) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps to ensure compliance in all material respects with the Company’s internal and external policies and procedures relating to data privacy and security and the collection, processing, storage, use, disclosure, handling, transfer and analysis of Sensitive Data. The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action initiated by a governmental authority pursuant to any Privacy Law; or (iii) is a party to any order, decree, or settlement agreement issued by a governmental authority that imposes any obligation or liability under any Privacy Law.

(v) Litigation. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No material labor dispute with the employees of the Company exists, except as described in the SEC Documents, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Company Material Adverse Effect.

(w) Labor Relations. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries are a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(x) Compliance. Neither the Company nor any of its subsidiaries is in violation of or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under (i) its charter or bylaws, partnership agreement or operating agreement or similar organizational documents, as applicable, (ii) any statute, rule., ordinance, regulation of any governmental authority or (iii) any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except in each case for such Defaults as could not be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(y) Environmental Laws. Except as described in SEC Documents and except as could not be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law (including fundamental principles of common law), rule, regulation or ordinance, including any judicial or administrative interpretation thereof, relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials, defined below), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of pollutants, contaminants, or hazardous or toxic wastes or substances that are subject to regulation by any governmental authority (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required of them under Environmental Laws for their operations as currently conducted and are each in compliance with the terms and conditions of such permits, authorizations and approvals, and (iii) the Company and its subsidiaries have not received written notice of any pending or threatened liability under any Environmental Law and, to the knowledge of the Company, there is no event or occurrence that would reasonably be expected to result in the receipt of any such notice.

(z) Regulatory Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the SEC Documents (“Permits”), except as would not reasonably be expected have a Company Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(aa) Title to Assets. Except as otherwise disclosed in the SEC Documents, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets owned by them which is material to the business of the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except as do not materially affect the value of such property and do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(bb) Intellectual Property. The Company and its subsidiaries own, or have rights to use the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the SEC Documents as being owned or licensed by them and which are used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”) and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe or misappropriate in any material respect any such rights of others. The Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) except as otherwise disclosed in the SEC Documents and with respect to LX9211 (to which the Company has acquired an exclusive license), there are no third parties who have ownership, royalty, or exclusive license rights to any Intellectual Property owned by the Company, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the SEC Documents as licensed to the Company or one or more of its subsidiaries; and (ii) there is no material infringement by third parties of any Intellectual Property owned by the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property licensed to the Company; (B) challenging the validity, enforceability or scope of any Intellectual Property owned by the Company; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Documents as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other intellectual rights of others. The Company and its subsidiaries have materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are, to the Company’s knowledge, in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard Intellectual Property owned by the Company, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any such agreement. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property owned by the Company have been materially complied with; and in all foreign offices having similar requirements, all such requirements have been materially complied with. The product candidates described in the SEC Documents as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any subsidiary.

(cc) Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(dd) Transactions with Affiliates and Employees. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the SEC Documents which have not been described as required.

(ee) No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2.1, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES (AND EACH PURCHASER HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED STOCK OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING DISCLAIMER, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO THE PURCHASERS, OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO THE COMPANY OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OR (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2.1, ANY ORAL OR WRITTEN INFORMATION PRESENTED TO THE PURCHASERS OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES IN THE COURSE OF THEIR DUE DILIGENCE INVESTIGATION OF THE COMPANY, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL NEGATE THE EXISTENCE OR IMPAIR THE EFFECT OF, OR LIMIT THE RIGHT OF THE PURCHASERS TO RELY ON, THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY THE PURCHASERS FOR FRAUD.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby, severally and not jointly, represents and warrants to the Company and to the Placement Agents as of the Execution Date and as of the Closing Date as follows:

(a) Authorization.

(i) This Agreement has been duly authorized, executed and delivered by such Purchaser and assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as may be limited or otherwise affected by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (B) principles of equity, whether considered at law or equity.

(ii) Such Purchaser is not (A) in violation of any law, statute, ordinance, rule, regulation, permit, or franchise applicable to it or of any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over such Purchaser or any of its properties or assets or (B) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any note, bond, debenture, or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties or assets are bound, which breach, default or violation in the case of clauses (A) or (B) would, if continued, reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(iii) Neither the execution, delivery and performance by such Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of its properties or assets may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or its properties or assets except in the case of clauses (A) or (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(b) Purchase for Investment. Such Purchaser acknowledges that the Purchased Stock has not been registered under the Securities Act or under any state securities laws. Such Purchaser (i) acknowledges that it is acquiring the Purchased Stock pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of such Purchased Stock to any Person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Stock and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Stock, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company to its reasonable satisfaction and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Stock and (y) a total loss in respect of such investment.

(c) Financial Capability. At the Closing, such Purchaser will have available to it sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of the Purchaser’s funding obligation pursuant to Section 1.2 of this Agreement. Notwithstanding the foregoing, the representations in this Section 2.2(b) shall not restrict such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Stock or the Conversion Stock in compliance with applicable federal and state securities laws and that nothing contained herein shall be deemed a representation or warranty by a Purchaser to hold shares of Purchased Stock or Conversion Stock for any period of time.

(d) Brokers and Finders. Neither such Purchaser nor any of its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, finder’s fees or similar payments, and no broker or finder has acted directly or indirectly for such Purchaser, in connection with this Agreement or the Purchase.

(e) ERISA Matters. Either (1) such Purchaser is not a Plan and is not acquiring the Purchased Stock or any beneficial ownership interest therein directly or indirectly for, on behalf of, or with the assets of any Plan or (2) its acquisition, holding and subsequent disposition of the Purchased Stock or any beneficial ownership interest therein is permissible under applicable Law, and will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of the application of one or more Investor-Based Class Exemptions and/or the Statutory Exemption, all of the conditions of which shall be met, or breach of fiduciary duty under ERISA, or, if such Purchaser is subject to any Similar Law, such acquisition, holding and disposition will not constitute or result in a non-exempt violation of or breach of fiduciary duty under any Similar Law, and will not otherwise result in any tax, rescission right or other penalty on the Company, any of its Affiliates or such Purchaser, and, in any case, neither the purchase nor holding of the Purchased Stock or any beneficial ownership interest therein will subject the Company, any of its Affiliates or such Purchaser to any obligation not affirmatively undertaken in writing.

(f) Placement Agents. Such Purchaser hereby acknowledges and agrees that it has independently evaluated the merits of its decisions to purchase the Purchased Stock and that (a) the Placement Agents are acting solely as placement agents in connection with the execution, delivery and performance of the Agreement and are not acting as an underwriters or in any other capacity and are not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the execution delivery and performance of the Agreement, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character, and have not provided any advice or recommendation in connection with the execution, delivery and performance of the Agreement and (c) the Placement Agents will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Agreement, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company.

(g) Non-Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN SECTION 2.1, SUCH PURCHASER HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED STOCK OR THE COMPANY OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, INCLUDING WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO THE COMPANY OR ANY OF THE SUBSIDIARIES OF THE COMPANY OR THEIR RESPECTIVE BUSINESSES, OR (II) ANY ORAL OR WRITTEN INFORMATION PRESENTED TO SUCH PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF ITS DUE DILIGENCE INVESTIGATION OF THE COMPANY, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL NEGATE THE RELIANCE BY SUCH PURCHASER ON, OR LIMIT THE RIGHT OF SUCH PURCHASER TO RELY ON, THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY SUCH PURCHASER FOR FRAUD.

ARTICLE III

COVENANTS

Section 3.1 Corporate Actions; Authorized Purchased Stock. All shares of Purchased Stock delivered to the Purchasers pursuant to this Agreement shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable, and free of any Lien, except restrictions imposed by the Securities Act and any applicable state or foreign securities laws.

Section 3.2 Registration Rights.

(a) The Company agrees that, concurrently with or within ten (10) business days after filing the preliminary proxy statement for the stockholder meeting to obtain the Requisite Stockholder Approval (as defined below) (the “Filing Date”), the Company shall use its commercially reasonable best efforts to file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of the Registrable Securities (the “Registration Statement”), and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 45th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Filing Date and (ii) the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement with respect to a Purchaser are contingent upon such Purchaser furnishing in writing to the Company such information regarding such Purchaser, the securities of the Company held by such Purchaser and the intended method of disposition of the Registrable Securities as is required for inclusion in the Registration Statement under applicable SEC rules as reasonably requested by the Company to effect the registration of the Registrable Securities. The Company shall notify the Purchasers by e-mail as promptly as practicable, and in any event, within one (1) business day after any Registration Statement is declared effective and shall simultaneously provide the Purchasers with access to a copy of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby (which may be by reference to the prospectus filed with the SEC relating to such Registration Statement). In no event shall any Purchaser be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, such Purchaser will have an opportunity to withdraw from the Registration Statement. Not less than five (5) business days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to Purchasers and to their legal counsel copies of all such documents proposed to be filed and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Purchasers or their legal counsel; provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding a Purchaser. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above.

(b) In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the applicable Purchasers as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the applicable Purchasers, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) the applicable Purchaser ceases to hold any Purchased Stock or Conversion Stock, (B) the date all Purchased Stock or Conversion Stock held by the applicable Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the effectiveness date of the Registration Statement;

(ii) advise such Purchaser:

(A) promptly and no later than within two (2) business days of when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(B) promptly and no later than within two (2) business days of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(C) promptly and no later than within one (1) business days of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(D) promptly and no later than within one (1) business days of the receipt by the Company of any notification with respect to the suspension of the qualification of the Conversion Stock included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(E) promptly and no later than within two (2) business days of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, no such Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and no such prospectus includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to the information provided pursuant to the foregoing clauses (A) through (E), the Company shall not disclose or provide any material, non-public information in connection with such notice;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in clauses (ii)(B) through (ii)(E) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the applicable Purchaser of the Purchased Stock included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the shares issued by the Company have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Purchasers to sell the Registrable Securities pursuant to an effective Registration Statement or under Rule 144, including the removal of the legend described in Section 4.1 from the book-entry account evidencing the Registrable Securities (the “Shares”) if (A) such Shares are sold pursuant to an effective registration statement under the Securities Act, (B) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (C) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.

(c) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter” in accordance with SEC guidance. The Purchasers may, and may have legal counsel at such Purchaser’s expense, review and oversee any registration or matters pursuant to this Section 3.2(c), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which a Purchaser reasonably objects. If, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 3.2(c), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) as provided below and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). Unless otherwise directed in writing by a Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows (unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree): (i) first, the Company shall reduce or eliminate any securities to be included other than Registrable Securities; and (ii) second, the Company shall reduce Registrable Securities represented by the Registrable Securities applied, in the case that some Registrable Securities may be registered, to the Purchasers on a pro rata basis based on the total number of unregistered Registrable Securities held by such Purchasers, subject to a determination by the SEC that certain Purchasers must be reduced first based on the number of Registrable Securities held by such Purchasers.

(d) No Liquidated Damages (as defined below) shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 3.2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Date for such Registration Statement including such Cut Back Shares shall be ten (10) business days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the earlier of (A) the fifth (5th) business day after the SEC informs the Company (orally or in writing, whichever is earlier) that no review of such Registration Statement will be made or that the SEC has no further comments on such Registration Statement and (B) 60th day immediately after the Restriction Termination Date (or the 90th day if the SEC reviews such Registration Statement).

(e) In connection with a sale of the Shares by a Purchaser in reliance on Rule 144 or pursuant to an effective registration statement, such Purchaser or its broker shall deliver to the Transfer Agent and the Company a broker customary representation letter providing to the Transfer Agent and the Company, including, as may be appropriate with respect to a sale pursuant to Rule 144, a certification that such Purchaser is not an Affiliate of the Company and regarding the length of time the Shares have been held, and the Company shall provide, or cause its counsel to provide, such legal opinions or other documentation required by the Transfer Agent regarding such sales.

(f) Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require the Purchasers not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a significant corporate transaction by the Company or its subsidiaries is pending or a significant corporate event regarding the Company has occurred, which negotiation, consummation or event the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable, good faith determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than forty five (45) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period; provided further, however, that the Company shall not (without the prior written consent of the Purchaser) disclose to such Purchaser any material non-public information giving rise to a Suspension Event or otherwise except in the case of material, non-public information provided to an Investor that is affiliated with an observer of the Company’s board of directors or member of the Company’s board of directors. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (in the case of the prospectus), not misleading, each applicable Purchaser agrees that it will immediately discontinue offers and sales of the Conversion Stock under the Registration Statement until such Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, such Purchaser will deliver to the Company or, in such Purchaser’s sole discretion, destroy all copies of the prospectus covering the Conversion Stock in such Purchaser’s possession.

(g) The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC by the Filing Date, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the Effectiveness Date, (iii) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Purchased Stock or Conversion Stock, as the case may be, for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 3.2(f) or (iv) after the Filing Date, and only in the event the Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which Purchasers who are not affiliates of the Company are unable to sell Registrable Securities without restriction under Rule 144 (each such event referred to in clauses (i), (ii) and (iii), (a “Registration Default”)), then the Company shall pay, as liquidated damages and not a penalty (“Liquidated Damages”), to each Purchaser (1) 0.5% of such Purchaser’s Subscription Amount as set forth on Exhibit A hereto on the date that such Registration Default occurs, and (2) 0.5% for each 30-day period thereafter that such Registration Default continues (provided the payment amount shall increase by 0.5% of such Purchaser’s Subscription Amount as set forth on Exhibit A hereto for each subsequent 30-day period following the initial 30-day period), or pro rata for any portion thereof, during which the Registration Default remains uncured (each such 30-day period, a “Penalty Period”); provided, however, that if a Purchaser fails to provide the Company with any information that is required to be provided in such Registration Statement with respect to such Purchaser as set forth herein, then the commencement of the Penalty Period described above shall be extended until two business days following the date of receipt by the Company of such required information; and provided, further, that in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement more than 3.0% of such Purchaser’s Subscription Amount in any Penalty Period and in no event shall the Company be required hereunder to pay to any Purchaser pursuant to this Agreement an aggregate amount that exceeds 5.0% of the Subscription Amount paid by such Purchaser for such Purchaser’s securities. The Company shall deliver said cash payment to the Purchaser by the fifth business day after the end of such Penalty Period. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.

(h) Indemnification.

(i) The Company will indemnify and hold harmless each Purchaser and its officers, directors, members, managers, partners, trustees, advisors, employees and agents and other representatives, successors and assigns, and each other Person, if any, who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person, against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (collectively “Losses”), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, and will reimburse such Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus, (ii) the use by a Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser in writing that such prospectus is outdated or defective or (iii) a Purchaser’s failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

(ii) Each Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in any Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding such Purchaser and furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of a Purchaser be greater than the dollar amount of the proceeds received by such Purchaser upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation (net of all expenses paid by such Purchaser in connection with any claim relating to this Section 3.2(h) and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission).

(iii) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld or conditioned, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv) If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser in connection with any claim relating to this Section 3.2 and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Section 3.3 Amendment to the Certificate of Incorporation. The Company shall take all necessary actions to duly call, give notice of, establish a record date for and convene a stockholder meeting (which may be an annual meeting or special meeting) for the purpose of (i) adopting the Charter Amendment (as defined below) (the “Requisite Stockholder Approval”), and (ii) include in the proxy statement for such meeting the Board’s recommendation that the stockholders of the Company vote in favor of such amendment and solicit from stockholders eligible to vote at such meeting proxies voting in favor of the Charter Amendment. The Company shall use best efforts to file the preliminary proxy statement relating to such meeting no later than March 18, 2024 and shall use commercially reasonably efforts to file the definitive proxy statement no later than March 29, 2024, and shall use best efforts to hold such stockholder meeting no later than May 17, 2024. If the Requisite Stockholder Approval is not obtained at such meeting, the Company shall cause additional stockholder meetings to be held within 90 days from the prior meeting (the “Extended Stockholder Approval Period”). If the Requisite Stockholder Approval is not obtained within the Extended Stockholder Approval Period, then the Company shall use its reasonable best efforts to convene additional stockholder meetings every 90 days thereafter until the Requisite Stockholder Approval is obtained. For purposes of this Agreement, “Charter Amendment” shall mean the Sixth Amended and Restated Certificate of Incorporation of the Company, which shall increase the total authorized shares of Common Stock from 300,000,000 to 450,000,000. The Company shall enforce the terms of the letter agreement by and between the Company and the Artal Entities, dated as of the date hereof, relating to the Artal Entities’ support of the Charter Amendment, and shall not amend or waive any provision of such agreement.

Section 3.4 Listing. The Company will use its commercially reasonable best efforts to ensure that the Conversion Stock is listed and admitted and authorized for trading on the Nasdaq Global Select Market as of the Conversion Date.

Section 3.5 Rule 144. With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the Purchasers thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to each Purchaser upon request, as long as such Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

Section 3.6 Further Assurances. Subject to the other terms and conditions of this Agreement, each of the Company and the Purchasers, severally and not jointly, agrees to execute and deliver all such documents or instruments, to take all commercially reasonable actions and to do all other commercially reasonable things it determines to be necessary, proper or advisable under applicable Laws or as otherwise reasonably requested by the other party to effectuate the provisions, intent and purposes of this Agreement and consummate the transactions contemplated by this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Legend.

(a) The Purchasers agree that all certificates or other instruments representing the Purchased Stock or the Conversion Stock delivered to the Purchasers pursuant to this Agreement will bear a legend substantially to the following effect:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(b) In the event that the Purchased Stock or the Conversion Stock subject to this Agreement is uncertificated, the Company shall give notice of such legend in accordance with applicable Law.

(c) Once a Registration Statement covering the resale of the Registrable Securities is declared effective, the Company shall remove, and cause its Transfer Agent to remove, all restrictive legends, including the legend set forth in paragraph (a) above, and the Company shall, upon request of the Purchaser or the Transfer Agent, provide a blanket opinion of counsel permitting such removal. Further, the Company shall remove all restrictive legends, including the legend set forth in paragraph (b) above, (i) following any sale of such Conversion Stock pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such Conversion Stock are eligible for resale under Rule 144(b)(1) or any successor provision. Without limiting the foregoing, within two (2) business days of the request of the Purchaser, subject to receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any book-entry statements for any Conversion Stock in accordance with the terms of this Agreement and deliver, or cause to be delivered, to any Purchaser new book-entry statements representing the Common Stock or derivative shares that are free from all restrictive and other legends or, at the request of such Purchaser, via DWAC transfer to such Purchaser’s account.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company (i) that such Purchaser will sell any Conversion Stock only pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Conversion Stock is sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Conversion Stock, such registration statement ceases to be effective and the Company has provided notice to such Purchaser to that effect, such Purchaser will sell Conversion Stock only in compliance with an exemption from the registration requirements of the 1933 Act.

Section 4.2 Cleansing Matters. By no later than 9:00 A.M., New York City time, on the business day immediately following the Execution Date hereof (provided that, if this Agreement is executed between midnight and 9:00 A.M., New York City time on any business day, no later than 9:01 A.M. on the date hereof) (the “Disclosure Time”), the Company shall (a) issue a press release (the “Press Release”) reasonably acceptable to the Placement Agents disclosing all material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K with the SEC describing the terms of this Agreement and the transactions contemplated hereby (including, without limitation, the Certificate of Designations). From and after the Disclosure Time, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under this Agreement or an agreement entered into in connection with the transactions contemplated hereby, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates, on the one hand, and any of the Purchasers or any of their respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate. In addition, notwithstanding the foregoing, the Company shall not, without the prior written consent of such Purchaser, disclose the name of any Purchaser or any of its affiliates or investment advisers, or include the name of any Purchaser or any of its affiliates or investment advisers (i) in any press release or marketing materials or (ii) in any filing with the SEC or any regulatory agency or the Exchange, except as required by applicable federal securities law (A) in connection with any Registration Statement (which shall be subject to review and comment of the Purchasers pursuant to the terms of this Agreement) and (B) to the extent such disclosure is required by law, request of the SEC’s staff or Exchange regulations, in which case the Company shall provide the Purchasers with prior written notice of and an opportunity to review such disclosure permitted under this subclause (ii).

Section 4.3 [Reserved].

ARTICLE V

MISCELLANEOUS

Section 5.1 Survival; Limitations on Liability. All the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

Section 5.2 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.3 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission (including by email in “.pdf” format) and such facsimiles or other means of electronic transmission will be deemed as sufficient as if original signature pages had been delivered.

Section 5.4 Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Court of Chancery located in the County of New Castle in the State of Delaware, or in the event (but only in the event) that such court shall not have subject matter jurisdiction, any federal court of the United States or other state court located in the County of New Castle in the State of Delaware, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 5.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt promptly upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Lexicon Pharmaceuticals, Inc.

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

Attn: General Counsel

with a copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

845 Texas Ave, Suite 4700

Houston, Texas 77002

Attn: David P. Oelman

E-mail: doelman@velaw.com

Attn: Jackson A. O’Maley

E-mail: jomaley@velaw.com

If to the Purchasers:

to the addresses set forth on the signature pages of this Agreement.

Section 5.7 Entire Agreement. This Agreement, the Certificate of Designations, and the other agreements and documents referred to herein (including the exhibits hereto) constitutes the entire agreement between the parties, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

Section 5.8 Assignment and Transfer. Neither this Agreement, nor any of the rights, interests or obligations hereunder may be assigned or transferred or otherwise disposed of by any Purchaser (whether by operation of Law or otherwise) without the prior written consent of the Company; provided, that nothing in this Section 5.8 shall prohibit any individual Purchaser from (i) transferring or assigning any of its rights, interests and obligations hereunder to any Affiliate of such Purchaser or (ii) transferring or otherwise disposing of the Purchased Stock or the Conversion Stock, without the consent of the Company, in compliance with applicable securities laws. No assignment or transfer of any right set forth under Section 3.2 shall be valid unless and until the assignee or transferee thereof signs a joinder to this Agreement on a form agreeable to the Company. Neither this Agreement, nor any of the rights, interests or obligations hereunder may be assigned by the Company (whether by operation of Law or otherwise) without the prior written consent of each Purchaser.

Section 5.9 Freely Tradeable Securities. The Company agrees that none of the provisions of this Agreement shall limit the right of any Purchaser to engage in, or require the Company’s consent with respect to, any short sales of securities of the Company, including, without limitation, sales “against the box.”

Section 5.10 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the word “or” is not exclusive;

(b) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(d) the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Texas generally are authorized or required by law or other governmental action to close;

(e) any reference to any “day” or any number of “days” without explicit reference to “business days” shall be deemed to refer to a calendar day or number of calendar days, and if any action is to be taken on or by a particular calendar day that is not also a business day, then such action may be deferred until the immediately succeeding business day;

(f) the word “will” shall have the same meaning as the word “shall”; and

(g) the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(h) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control (through the holding of over 50% of the voting power with respect to the election of directors, or, in the absence of a board of directors, with respect to the appointment or management of the general partner, managing member or equivalent governing body) with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, the Company and the subsidiaries of the Company, on the one hand, and the Purchasers, on the other, shall not be considered Affiliates of each other.

(i) “Artal Entities” means Artal International S.C.A., Artal Group S.A., Artal International Management S.A., Invus Advisors, L.L.C., Invus Public Equities, L.P., Invus, L.P., Mr. Amaury Wittouck, Stichting Administratiekantoor Westend and Westend S.A.

(j) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(k) “Conversion Date” means the date upon which the Purchased Stock convert into the Conversion Stock.

(l) “DGCL” means the General Corporate Law of the State of Delaware.

(m) “Financing Amount” means at least $150,000,000.00 in gross proceeds to the Company from the offering of the Preferred Stock hereunder.

(n) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

(o) “Investor-Based Class Exemption” means any of Prohibited Transaction Class Exemption 75-1, Prohibited Transaction Class Exemption 84-14, Prohibited Transaction Class Exemption 90-1, Prohibited Transaction Class Exemption 91-38, Prohibited Transaction Class Exemption 95-60 or Prohibited Transaction Class Exemption 96-23.

(p) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of occupational health and workplace safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity.

(q) “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

(r) “Placement Agents” means Jefferies LLC, Piper Sandler & Co. and Leerink Partners LLC.

(s) “Plan” (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder (the “Code”) that is subject to Section 4975 of the Code, (iii) employee benefit plans that are governmental plans within the meaning of Section 3(32) of ERISA, (iv) certain church plans (as defined in Section 3(33) of ERISA), (v) non-U.S. plans (as described in Section 4(b)(4) of ERISA), (vi) any entity or account whose underlying assets are deemed to include “plan assets” (within the meaning of the Department of Labor regulation located at 29 C.F.R. section 2510.3¬101, as modified by Section 3(42) of ERISA)or (vii) any plan, entity or account that is not subject to the foregoing but is subject to analogous provisions under any Similar Law.

(t) “Purchase Price” means, as to a Purchaser, the aggregate amount to be paid for the Purchased Stock purchased hereunder as specified under such Purchaser’s name on Exhibit A attached hereto, under the column entitled “Aggregate Purchase Price.”

(u) “Registrable Securities” means, as of any date of determination, (a) all the shares of Common Stock then issued and issuable upon conversion in full of the Preferred Stock (assuming on such date the shares of Preferred Stock are converted in full without regard to any conversion limitations therein), (b) any additional shares of Common Stock issued and issuable in connection with any antidilution provisions in the Preferred Stock (without giving effect to any limitations on conversion set forth in the Certificate of Designations), and (c) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Purchasers (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

(v) “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, consultants, representatives, advisors, financing sources (including limited partners or investors (existing and prospective) in funds, vehicles or managed accounts in each case which are managed, administered, or professionally advised for investment purposes by a Person or its Affiliates), and Representatives of any of the foregoing.

(w) “Similar Law” means any U.S. federal, state, non-U.S., or local Law that is similar to the provisions of Title I of ERISA or Section 4975 of the Code.

(x) “Statutory Exemption” means the statutory prohibited transaction exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

Section 5.11 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 5.12 Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 5.13 Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, each of the Company and each Purchaser acknowledges and agrees that the Placement Agents are a third-party beneficiary of the representations and warranties contained in Article II.

Section 5.14 Public Announcements. Each Purchaser shall not, and shall cause its Affiliates not to, issue any press release or other public statements prior to the Company’s public announcement of the Purchase without the Company’s prior written consent or consultation, except as may be required by applicable Law or any listing agreement related to the trading of the Common Stock on the Exchange. Notwithstanding anything herein to the contrary and for greater clarity, (a) each Purchaser shall not be required to obtain consent pursuant to this Section 5.14 to the extent any proposed press release or other public statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 5.14 and (b) nothing in this Section 5.14 shall prevent or restrict each Purchaser or its Affiliates from furnishing customary information concerning the transactions contemplated hereby and publicly available information to their current or prospective limited partners or investors.

Section 5.15 Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 5.16 Termination. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and a Purchaser (with respect to itself only);

(b) by the Company or a Purchaser (with respect to itself only), upon written notice to the other party in the event that the Closing shall not have occurred on or before 4:00 p.m., Houston time, on March 18, 2024; provided, however, that the right to terminate this Agreement pursuant to this Section 5.16(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company or a Purchaser (with respect to itself only) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Entity of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal;

(d) by written notice given by the Company to a Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by such Purchaser in this Agreement such that the conditions in Section 1.3(c)(i) or Section 1.3(c)(ii) would not be satisfied and which have not been cured by such Purchaser thirty (30) days after receipt by such Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(e) by written notice given by a Purchaser (with respect to itself only) to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(i) or Section 1.3(b)(ii) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from such Purchaser requesting such inaccuracies or breaches to be cured.

Section 5.17 Effects of Termination. In the event of any termination of this Agreement pursuant to the penultimate sentence of Section 1.2 or in accordance with Section 5.15, no party (or any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (b) any fraud or intentional or willful material breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 5.2 through Section 5.15 and this Section 5.17 shall survive the termination of this Agreement.

Section 5.18 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the Execution Date or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to a Purchaser (with respect to itself only), and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any covenants, obligations, agreements or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 5.19 Reliance. Notwithstanding anything to the contrary in this Agreement, each party hereto has relied upon and will be deemed to have relied upon for all purposes of this Agreement the other party’s express representations, warranties, covenants, agreements and indemnification obligations set forth in this Agreement.

Section 5.20 Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Purchased Stock, and shall be appropriately adjusted for combinations, stock splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 5.21 Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents, their respective affiliates and their respective representatives that:

(a) None of the Placement Agents nor any of their respective affiliates or any of their respective representatives (i) has any duties or obligations other than those specifically set forth herein or in the Engagement Letters between the Company and the Placement Agents (the “Engagement Letters”); (ii) shall be liable for any improper payment made in accordance with the information provided by the Company;

(iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or in connection with any of the transactions contemplated by this Agreement, including any offering or marketing materials; or (iv) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or (y) for anything which any of them may do or refrain from doing in connection with this Agreement, except for such party’s own gross negligence, willful misconduct or bad faith.

(b) Each of the Placement Agents, their respective affiliates and their respective representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as the Placement Agents hereunder pursuant the indemnification provisions set forth in the Engagement Letters.

Section 5.22 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Purchasers are not acting in concert or as a group (including a “group” within the meaning of Section 13(d)(3) of the Exchange Act; provided, however, that the Company and each Purchaser acknowledge that any SEC reporting obligations that may arise as a result of being deemed to be such a group are those of the Purchasers and not of the Company). Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

LEXICON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey L. Wade
Name:	Jeffrey L. Wade
Title:	President and Chief Financial Officer

SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT

PURCHASERS:

[•]

By:
Name:
Title:

Purchaser Information

Entity Name:

Address for Notices:

Contact Person:

Telephone:

Email:

Correspondence Address Only
(if different from address for notices):

Tax ID #:

Name in which Securities should be issued:

SIGNATURE PAGE TO PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT B

Form of Certificate of Designations

[Attached].

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

LEXICON PHARMACEUTICALS, INC.

[●], 2024

The undersigned, Brian T. Crum, Senior Vice President, General Counsel and Secretary of Lexicon Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), the Board is authorized to provide for the issuance of up to 5,000,000 shares of preferred stock of the Corporation, par value of $0.01 per share (the “Preferred Stock”), of which none are presently issued and outstanding, by filing a certificate of the voting powers (if any), designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, pursuant to the applicable provisions of the DGCL, as are stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board.

2. Pursuant to Section 151 of the DGCL and the authority expressly vested by the Charter, the following resolutions were duly adopted by the Board on [●], 2024:

WHEREAS, the Charter provides for the issuance from time to time of Preferred Stock in one or more series;

WHEREAS, the Board is authorized to fix the voting powers (if any), designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, pursuant to the applicable provisions of the DGCL; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to create, provide for the issuance of, fix the voting powers (if any), designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions of, if any, and fix other matters relating to, a series of the Preferred Stock designated as “Series A Convertible Preferred Stock,” which shall consist of 2,304,157 shares, par value of $0.01 per share.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby create and provide for the issuance of a series of Series A Convertible Preferred Stock and does hereby fix the voting powers (if any), designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, and other matters relating to the shares of Series A Convertible Preferred Stock as follows:

Section 1. Liquidation.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Corporation and payment or setting aside for payment of any preferential amount due to the holders of any other class or series of stock, the holders of the Series A Convertible Preferred Stock shall be entitled to receive a payment of $0.01 per share of Series A Convertible Preferred Stock in preference (the “Liquidation Preference”) to the holders of, and before any payment or distribution is made on, any stock ranking junior to the Series A Convertible Preferred Stock, including, without limitation, on the Corporation’s common stock, par value of $0.01 per share (the “Common Stock”). Following the payment of the Liquidation Preference, the holders of the Series A Convertible Preferred Stock shall be entitled to receive the amount that such holders would have been entitled to receive if the Series A Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations hereunder) to Common Stock at the Conversion Ratio (as defined below), which amounts shall be paid pari passu with all holders of Common Stock.

(b) In the event the assets of the Corporation available for distribution to the holders of shares of Series A Convertible Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 1(a), proportionate distributable amounts shall be paid on account of the shares of Series A Convertible Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of Series A Convertible Preferred Stock and of any stock that ranks on parity with the Series A Convertible Preferred Stock are entitled upon such liquidation, dissolution or winding up.

(c) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board.

Section 2. Voting. The holders of Series A Convertible Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder are then convertible based on the Conversion Ratio as of the record date for determining stockholders entitled to vote on all matters presented to the holders of Common Stock for approval, voting together with the holders of Common Stock as one class; provided, however, that the holders of Series A Convertible Preferred Stock shall not be entitled to vote together with the Common Stock with respect to any matter at a meeting of the stockholders of the Corporation which under applicable law requires a separate class vote. In addition, as long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of holders of two thirds (2/3) of the then outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, (a) either directly or indirectly, by amendment, merger, consolidation or otherwise, alter, amend or repeal any provisions of this Certificate of Designations (as defined below), (b) authorize or create any class of equity securities ranking as to distribution of assets upon Liquidation senior to the Series A Convertible Preferred Stock or (c) enter into any agreement with respect to any of the foregoing. Any vote required or permitted under Section 2 may be taken at a meeting of the holders of Series A Convertible Preferred Stock or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by holders of Series A Convertible Preferred Stock representing at least two thirds (2/3) of the outstanding shares of Series A Convertible Preferred Stock.

Section 3. Automatic Conversion. Each share of Series A Convertible Preferred Stock shall automatically, and without any further action on the part of the holder thereof, convert into 50 shares of Common Stock (as it may be adjusted in accordance with Section 7(b), the “Conversion Ratio”) immediately following the satisfaction of all of the following conditions: (i) the approval of the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “New Charter”) by the stockholders of the Corporation (the “Stockholder Approval”), which shall increase the total authorized shares of Common Stock to 450,000,000 (the “Authorized Share Increase”), (ii) the adoption of the New Charter by the Board and (iii) the filing and acceptance of the New Charter with and by the Secretary of State of the State of Delaware, which shall be filed the same day as the date of Stockholder Approval (the “Conversion”). The Corporation shall within one (1) business day of Stockholder Approval (i) inform each holder of Series A Convertible Preferred Stock of the occurrence of the Stockholder Approval and (ii) confirm to each holder of Series A Convertible Preferred Stock the effective date of the Conversion. The shares of Common Stock to be issued upon Conversion (the “Conversion Shares”) shall be issued as follows: (a) Series A Convertible Preferred Stock that is registered in book-entry form shall be automatically cancelled on the date of Conversion and converted into the corresponding Conversion Shares, which shares shall be issued in book-entry form and without any action on the part of the holders thereof and shall be delivered to the holders thereof within two (2) business days of the effectiveness of the Conversion; (b) Series A Convertible Preferred Stock that is issued in certificated form shall be deemed converted into the corresponding Conversion Shares on the date of Conversion and the holder’s rights as a holder of such shares of Series A Convertible Preferred Stock shall cease and terminate on such date, excepting only the right to receive the Conversion Shares within two (2) business Days of the effectiveness of the Conversion. The holder of Series A Convertible Preferred Stock shall surrender any stock certificate to the Corporation for cancellation within three (3) business days of the date the Conversion. Notwithstanding the cancellation of the Series A Convertible Preferred Stock upon Conversion, holders of Series A Convertible Preferred Stock shall continue to have any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designations, and in all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert the Series A Convertible Preferred Stock pursuant hereto.

Section 4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property (a “Fundamental Transaction”), then in any such case the shares of Series A Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Conversion Ratio multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged; provided, however, that in connection with any Fundamental Transaction contemplated by this Section 4 solely among or between the Corporation and one or more subsidiaries of the Corporation, each share of Series A Convertible Preferred Stock shall be exchanged for a share of senior preferred stock in the ultimate surviving parent entity in such transaction, having substantially the same designations, relative rights and preferences as the Series A Convertible Preferred Stock. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new certificate of designations with the same terms and conditions and issue to the holders of Series A Convertible Preferred Stock new preferred stock consistent with the foregoing provisions and evidencing such holders’ right to convert such preferred stock into such consideration. The terms of any agreement to which the Corporation is a party and pursuant to which such Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 4 and ensuring that the Series A Convertible Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each holder of Series A Convertible Preferred Stock, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least five (5) calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

Section 5. Other Provisions.

(a) Best Efforts. The Corporation shall use its best efforts to effect the automatic conversion as provided in Section 3 above, which, for the avoidance of doubt, shall include obtaining the vote to effect the Authorized Share Increase.

(b) Record Holders. The Corporation and its transfer agent, if any, for the Series A Convertible Preferred Stock may deem and treat the record holder of any shares of Series A Convertible Preferred Stock as reflected on the books and records of the Corporation as the sole, true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of the Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of the Series A Convertible Preferred Stock, the Corporation shall pay cash equal to such fraction multiplied by the closing price of a share of Common Stock on The Nasdaq Stock Market on such date.

(d) Tax Matters.

(i)

The Corporation and its paying agent shall be entitled to withhold taxes on all payments made to the relevant holder of the Series A Convertible Preferred Stock or Common Stock issued upon conversion of the Series A Convertible Preferred Stock to the extent required by law. The Corporation and its paying agent shall be entitled to satisfy any required withholding tax on non-cash payments (including deemed payments and in connection with any conversion)

through cash dividends, shares of Common Stock or sales proceeds paid, subsequently paid or credited (or on the consideration otherwise delivered with respect to such holder or its successors or assigns). Notwithstanding the foregoing, the Corporation agrees that absent a change in applicable law, (i) no U.S. federal withholding shall apply to a conversion of the Series A Preferred Stock into Common Stock pursuant to the terms hereof and (ii) it will not treat the Series A Convertible Preferred Stock as “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury Regulations Section 1.305-5.

(ii)

The Corporation shall pay any and all issue, documentary, stamp and other similar taxes, excluding any income, franchise, property or similar taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto. However, a holder of the Series A Convertible Preferred Stock shall pay any tax that is due because Common Stock issuable upon conversion of Series A Convertible Preferred Stock are issued in a name other than such holder’s name.

Section 6. Restriction and Limitations. Except as required by law so long as any shares of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the written consent of the holders of at least two-thirds (2/3) of the then outstanding shares of the Series A Convertible Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the holders of Series A Convertible Preferred Stock.

Section 7. Dividends and Stock Splits.

(a) The holders of the Series A Convertible Preferred Stock shall be entitled to receive, with respect to any distribution of cash or other property made to holders of Common Stock, the amount that such holders of Series A Convertible Preferred Stock would have been entitled to receive if the Series A Convertible Preferred Stock were fully converted (disregarding for such purpose any conversion limitations hereunder) to Common Stock at the Conversion Ratio on the record date for such distribution.

(b) If the Corporation, at any time while shares of the Series A Convertible Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock or Common Stock equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the number of shares of Common Stock issuable upon conversion in Section 3 shall be modified by multiplying the Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately after such event, and of which the denominator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event. Any adjustment made pursuant to this Section 7 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Successive adjustments in the Conversion Ratio shall be made whenever any event specified above shall occur.

RESOLVED, FURTHER, that the Chief Executive Officer, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designations of Preferences, Rights and Limitations (this “Certificate of Designations”) in accordance with the foregoing resolutions and the applicable provisions of the DGCL.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of the day and year first written above.

Brian T. Crum
Senior Vice President, General Counsel and Secretary

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CERTIFICATE OF DESIGNATIONS